Exhibit 99.2
                       Transportation Resources, Inc.
                         Consolidated Balance Sheet
                                June 30, 2007
                                 (Unaudited)
Assets

 Current Assets
   Cash and cash equivalents                                    $  13,284,738
   Short-term investments - U.S. Treasury bills                       898,000
   Trade receivables, net of allowance for doubtful accounts
     of  $1,863,469                                                54,011,700
   Other receivables                                                1,225,078
   Prepaid tires                                                    4,440,443
   Other prepaid expenses                                           5,953,450
   Operating supplies, fuel and parts                               1,968,654
                                                                --------------
        Total current assets                                       81,782,063
                                                                --------------
 Property and Equipment, at Cost

   Land                                                            11,957,223
   Structures and land improvements                                45,202,605
   Revenue equipment                                              392,968,587
   Other operating equipment                                        9,557,724
   Furniture, fixtures and data processing equipment                7,506,520
   Construction in progress                                           180,396
                                                                --------------
        Total property and equipment                              467,373,055
   Less accumulated depreciation                                  202,941,313
                                                                --------------
        Net property and equipment                                264,431,742
                                                                --------------
 Other Assets                                                       1,418,736
                                                                --------------
                                                                $ 347,632,541
                                                                ==============

Liabilities and Shareholders' Equity

 Current Liabilities
   Accounts payable                                             $   9,825,733
   Accounts payable - interline                                     7,421,229
   Customer credit balances                                         3,393,888
   Salaries and wages payable                                       5,886,857
   Claims and insurance accruals                                   12,242,934
   Other current and accrued liabilities                            8,570,723
                                                                --------------
        Total current liabilities                                  47,341,364
                                                                --------------
 Long-term Obligations
   Long-term debt                                                   1,100,000
   Claims and insurance accruals                                    5,189,272
   Stock based awards                                              20,302,811
   Other long-term obligations                                      4,777,914
                                                                --------------
        Total long-term obligations                                31,369,997
                                                                --------------
 Shareholders' Equity
   Common stock, $0.01 par value; 15,000,000 shares
     authorized; 6,014,327 shares issued and outstanding               55,656
   Additional paid-in capital                                     152,764,748
   Earnings reinvested in the business                            116,037,834
   Accumulated other comprehensive income                              62,942
                                                                --------------
        Total shareholders' equity                                268,921,180
                                                                --------------
                                                                $ 347,632,541
                                                                ==============
See Notes to Condensed Consolidated Financial Statements



                                      1




                       Transportation Resources, Inc.
                      Consolidated Statements of Income
                   Six Months Ended June 30, 2007 and 2006
                                 (Unaudited)


                                                2007               2006
                                         ------------------  ------------------

 Operating Revenues                      $     218,484,060   $     210,985,753
                                         ------------------  ------------------
 Operating Expenses
   Salaries, wages and fringe
     benefits                                   91,699,266          85,036,840
   Fuel and supplies                            34,609,166          30,839,839
   Depreciation                                 24,108,796          22,085,600
   Equipment rent and purchased
     transportation                             13,421,510          17,991,533
   Operating taxes and licenses                 16,094,365          14,148,323
   Insurance and claims                         10,370,723           9,382,455
   Communications and utilities                  1,572,774           1,435,965
   Gains on asset disposition                   (3,181,857)         (7,799,781)
   Other operating expenses                      2,124,603           2,068,502
                                         ------------------  ------------------
        Total operating expenses               190,819,346         175,189,276
                                         ------------------  ------------------
 Operating Income                               27,664,714          35,796,477
                                         ------------------  ------------------

 Other Income (Expense)
   Interest income                                 348,286             405,600
   Interest expense                               (205,340)           (237,880)
   Other                                          (635,530)            (85,792)
                                         ------------------  ------------------
        Total other income (expense)              (492,584)             81,928
                                         ------------------  ------------------

 Income Before Income Taxes                     27,172,130          35,878,405
                                         ------------------  ------------------
 Provision for Income Taxes
   State income taxes                              479,935             548,685
   Foreign income taxes                            161,984              91,115
                                         ------------------  ------------------

 Net Income                              $      26,530,211   $      35,238,605
                                         ==================  ==================

See Notes to Condensed Consolidated Financial Statements


                                      2



                       Transportation Resources, Inc.
                    Consolidated Statements of Cash Flows
                   Six Months Ended June 30, 2007 and 2006
                                 (Unaudited)


                                                  2007               2006
                                           ----------------  ----------------
Operating Activities
 Net income                                $    26,530,211   $    35,238,605
  Items not requiring (providing) cash
   Depreciation                                 24,108,796        22,085,600
   Gain on disposition of operating
    property                                    (2,769,761)       (7,783,394)
   Non-cash compensation expense                 1,126,671         1,923,047
  Changes in
   Accounts receivable                          (6,340,754)       (6,021,927)
   Prepaid expenses                                832,810        (2,294,122)
   Accounts payable                              2,427,175         4,939,604
   Other current and accrued liabilities         1,307,143           947,907
   Other assets and liabilities                  1,542,384           877,817
                                           ----------------  ----------------
        Net cash provided by operating
         activities                             48,764,675        49,913,137
                                           ----------------  ----------------
Investing Activities
 Proceeds from maturities of short-term
  investments                                      917,000           916,000
 Purchases of short-term investments              (898,000)         (913,000)
 Purchases of property and equipment           (29,592,644)      (60,225,330)
 Proceeds from disposition of operating
  property                                      17,039,485        21,449,811
                                           ----------------  ----------------
        Net cash used in investing
         activities                            (12,534,159)      (38,772,519)
                                           ----------------  ----------------
Financing Activities
 Net payments under line of credit
  agreement                                     (6,440,000)               --
 Principal payments on long-term debt           (2,055,953)       (3,152,513)
 Proceeds from issuance of long-term debt               --         1,056,511
 Outstanding checks in excess of bank
  balance                                       (3,342,083)               --
 Cash distributions                            (15,389,173)      (12,194,595)
                                           ----------------  ----------------
        Net cash used in financing
         activities                            (27,227,209)      (14,290,597)
                                           ----------------  ----------------

Increase (Decrease) in Cash and Cash
 Equivalents                                     9,003,307        (3,149,979)

Cash and Cash Equivalents, Beginning of
 Period                                          4,281,431        13,291,638
                                           ----------------  ----------------

Cash and Cash Equivalents,
 End of Period                             $    13,284,738   $    10,141,659
                                           ================  ================

Supplemental Cash Flows Information
  Interest paid                            $       177,667   $       223,325
  Income taxes paid                                146,740         1,301,516


See Notes to Condensed Consolidated Financial Statements



                                      3



Exhibit 99.2

                       Transportation Resources, Inc.
                 Notes to Consolidated Financial Statements
                                 (Unaudited)



1. Principal Accounting Policies

Nature of Operations

Transportation Resources, Inc. (the Company) is a holding company whose majority-owned subsidiaries and primary business activities are:

     Subsidiary                                 Business Activity
------------------------------------------------------------------------------

  Contract Freighters, Inc.                  Truckload carrier
  Transportation Equipment Leasing, LLC      Transportation equipment leasing
  Transportation Property Leasing, LLC       Property leasing
  Orcas Aircraft Leasing, Inc.               Aircraft leasing
  CFI Custom Freight Management, Inc.        Transportation logistics
  Orcas Logistics, Inc.                      Transportation logistics

The Company and the above subsidiaries operate primarily in the United States of America (U.S.) and Canada.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany transactions have been eliminated.

Basis of Presentation

These interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and Rule 10-01 of Regulation S-X, and should be read in conjunction with the Company's financial statements for the year ended December 31, 2006. Accordingly, significant accounting policies and other disclosures normally provided have been omitted.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, including normal recurring adjustments, necessary to present fairly the Company's financial position as of June 30, 2007, and the Company's results of operations and cash flows for the six-month periods ended June 30, 2007 and 2006. Operating results and cash flows for the six-month periods are not necessarily indicative of the operating results and cash flows that may be expected for the year ending December 31, 2007.

New Accounting Standards

In February 2007, the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities," which permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair-value option has been elected will be reported in earnings. The effective date for SFAS 159 is the first fiscal year beginning after November 15, 2007, which for the Company is the first quarter of 2008. The Company is currently evaluating the elective option under SFAS 159, but does not expect that adoption will have a material effect on its financial statements.


                                      4


Reclassification

Certain amounts in the prior-period financial statements have been reclassified to conform to the current-period presentation.

2.  Comprehensive Income

Comprehensive income, which is a measure of all changes in equity except those resulting from investments by owners and distributions to owners, was as follows:

(Dollars in thousands)                                    Six Months Ended
                                                               June 30,
                                                      ------------------------
                                                          2007        2006
                                                      -----------  -----------

 Net income                                           $   26,530   $   35,239

 Other comprehensive income (loss):
   Foreign currency translation adjustment                    63          (68)
                                                      -----------  -----------
 Comprehensive income                                 $   26,593   $   35,171
                                                      ===========  ===========


3. Income Taxes

The Company is a Subchapter S Corporation under the Internal Revenue Code, as amended in 1986. Accordingly, the federal income taxes associated with the Company are passed through to its shareholders. However, the Company is subject to certain state, local and foreign income taxes based on the tax regulations in those jurisdictions.

In June 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of SFAS 109" ("FIN 48"), which clarifies the accounting for uncertainty in tax positions. FIN 48 is a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. Tax positions shall be recognized in the financial statements only when it is more likely than not that the position will be sustained upon examination by a taxing authority. If the position meets the more-likely-than-not criteria, it should be measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement.
It requires previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold to be derecognized in the first subsequent financial reporting period in which the threshold is no longer met.

The Company adopted the provisions of FIN 48 on January 1, 2007. At the adoption date, the Company recognized a $4.1 million increase in other long-term obligations and an equal decrease in retained earnings, primarily for the gross tax-affected unrecognized tax benefits related to tax positions taken in certain state tax jurisdictions in which the Company operates. The Company's adoption-related liability of $4.1 million included $1.3 million of accrued interest and penalties. Interest and penalties related to state and local income taxes are a component of income tax expense. At June 30, 2007, the Company's estimate of gross tax-affected unrecognized tax benefits increased to $4.6 million. In the next 12 months, the Company does not expect a significant increase or decrease to its estimates of unrecognized tax benefits.

The Company files income tax returns in various states. The years from 2003 to 2006 remain subject to examination in the relevant jurisdictions. Where no return has been filed, no statute of limitations applies. Accordingly, if a tax jurisdiction reaches a conclusion that a filing requirement does exist, additional years may be reviewed by the tax authority.



                                      5



4. Subsequent Event

On July 13, 2007, the Company entered into an agreement under which Con-way Inc. would acquire the common stock of the Company for an aggregate purchase price of $750 million, subject to adjustment. The boards of directors of both companies approved the transaction, and the transaction was concluded during the third quarter 2007.




                                      6